UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 23, 2002

                                  ADSTAR, INC.
             (Exact name of Registrant as specified in its charter)

      Delaware               001-15363                    22-3666899
 (State or other            (Commission                   (IRS Employer
  jurisdiction              File Number)               Identification No.)
of incorporation)

                         4553 Glencoe Avenue, Suite 325
                        Marina del Rey, California 90292
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (310) 577-8255

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5: Other Events

      On December 23, 2002, AdStar, Inc. ("AdStar") closed the $900,000 first phase of an additional $1.5 million investment by Tribune Company. The material terms and conditions of the financing are set forth in the agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5. AdStar's Series B-1 Preferred Stock is subject to the terms and conditions of the form of Certificate of Designations, Rights and Preferences attached hereto as Exhibit
3.1. The press release announcing the closing of the first phase is filed herewith as Exhibit 99.1 and incorporated herein by reference.

      On December 27, 2002, AdStar's common stockholders approved the second phase of the above investment transaction. The press release announcing the approval of the second phase is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

Exhibit
 Number                                Description
 ------                                -----------

3.1 Series B-1 Preferred Stock Certificate of Designation filed with the Secretary of State of Delaware on December 20, 2002, effective December 23, 2002.

10.1 Series B Preferred Stock Purchase Agreement, dated December 23, 2002, by and between AdStar, Inc. and Tribune Company.

10.2 Second Software Development and Deployment Agreement, dated December 23, 2002, by and between AdStar, Inc. and Tribune Company.

10.3 Amended and Restated Registration Rights Agreement, dated December 23, 2002, by and between AdStar, Inc. and Tribune Company.

10.4 Amended and Restated Governance Agreement, dated December 23, 2002, by and among AdStar, Inc., Leslie Bernhard, Eli Rousso and Tribune Company.

10.5 Stockholder Support Agreement, dated December 23, 2002, by and among AdStar, Inc., Leslie Bernhard, Eli Rousso and Tribune Company.

99.1           Press Release issued December 24, 2002.

99.2           Press Release issued December 30, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      AdStar, Inc.


Dated: December 31, 2002              By: /s/ Anthony J. Fidaleo
                                         -------------------------------------
                                         Anthony J. Fidaleo,
                                         Chief Financial Officer




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